Exhibit 99.1

Press Release

February 14, 2012

Norman Cay Development Receives Second Edum Banso Payment from North Springs

STEVENSVILLE, Mich., Feb. 14, 2012 /PRNewswire/ -- Norman Cay Development, Inc. ("Norman Cay") (OTCBB: NCDL.OB - News) (PINKSHEETS: NCDL.OB - News) is pleased to announce that it has received the second scheduled payment from North Springs Resources Corp. ("North Springs") (OTCBB: NSRS.OB - News) (PINKSHEETS: NSRS.OB - News). This payment of $100,000 is the second of two totalling $250,000 towards the planned sale of an additional 10% interest in the Edum Banso Gold Project ("Edum Banso").  North Springs must continue to fund a multi-phase $1,000,000 work commitment at Edum Banso in 2012 to maintain the additional 10% interest in the project.  Norman Cay previously received 10,000,000 restricted common shares of North Springs stock in consideration of a 25% interest in the Edum Banso.  The current market valuation of these shares is in excess of $6.5 million.

"We are pleased to reach this significant milestone in the ongoing relationship with our new partners," said Dean Huge, CFO of Norman Cay Development.  "With this payment behind us, both companies can focus their attention towards the next stage of exploration and funding required to fully develop the enormous potential of the Edum Banso Gold Project."

The Edum Banso concession covers 20.60 km2 (5,100 acres) located approximately 35 km (21 miles) northwest of the city of Takoradi in the southeastern portion of Ghana's historic Ashanti Gold Belt.  The concession is situated less than one mile from the border of the HBB Father Brown/Adoikrom open pit gold deposits currently being mined by Golden Star Resources.  Golden Star expects to produce 180,000 oz. of gold and generate over $280 million in gross revenue per year per from their HBB Father Brown/Adoikrom operations.  Numerous other gold mines are also in operation in the area, including Iduapriem (16 miles - AngloGold Ashanti - 185,000 oz./year - 4.9 million oz. total), Obuasi (55 miles - AngloGold Ashanti - 381,000 oz./year - 33.4 million oz. total), Tarkwa/Damang (18 miles - Gold Fields - 928,000 oz./year - 19.6 million oz. total), Bogosso/Prestea (29 miles - Golden Star - 180,000 oz/year - 3.8 million oz. total), and Nzema (20  miles – Adamus - 100,000 oz./year - 3.0 million oz. total).

Previous exploration conducted by Newmont Gold (2004) and others at Edum Banso included extensive geophysical (aeromagnetic) interpretation, soil and stream sediment sampling (5,758 samples), trenching (319 m total - 214 channel samples), auger drilling (252 holes), and rock chips (81 samples).  To date, four distinct mineralized gold zones have been identified over an area approximately 5 miles long by a quarter mile wide, including two southern zones sharing contact with the unique circular shaped Mpohor Complex geologic structure, potentially one of the largest known gold bearing synvolcanic mafic intrusives on the African continent.  The same Mpohor Complex structure and contact zones host the HBB Father Brown/Adoikrom deposits to the southeast.  Planned exploration work at Edum Banso includes additional geological mapping, prospecting, soil sampling, trenching, and a reverse-circulation (RC) drill program targeting 15-30 locations.

Further updates regarding the Edum Banso Gold Project and other Norman Cay business will be made as additional information becomes available.

About Norman Cay Development

Norman Cay Development, Inc. is an emerging U.S. based mineral exploration company offering shareholders the opportunity to participate in the ownership of high-potential international gold exploration and development projects.  The Company's wholly-owned subsidiary, Discovery Gold Ghana Limited, holds an exclusive option with rights to explore and develop the Edum Banso Gold Project within the historic Ashanti Gold Belt in Ghana.

For further information regarding Norman Cay Development, Inc., contact:

LiveCall Investor Relations

Gerry Belanger, +1-855-490-9700 (Toll-free)

E-mail: NCDL@livecallir.com

Forward-Looking Statements

Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements may be identified by the use of words such as "anticipate", "believe", "expect", "may", "will", "would", "should", "plan", "projected", "intend", and similar expressions.  Norman Cay Development, Inc. (the "Company") bases these forward-looking statements on current expectations and projections about future events, based on information currently available.  Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking statements.  The Company has no mineral resource or reserve estimate for the Edum Banso Gold Project at this time and may not have sufficient funding to thoroughly explore, drill or develop its properties.  The Company disclaims any obligation to update any of its forward-looking statements, except as may be required by law.

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